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                                                                    EXHIBIT 8.1


                       B A S S, B E R R Y & S I M S  P L C
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

2700 FIRST AMERICAN CENTER                       1700 RIVERVIEW TOWER
NASHVILLE, TENNESSEE 37238-2700                  POST OFFICE BOX 1509
TELEPHONE (615) 742-6200                         KNOXVILLE, TENNESSEE 37901-1509
TELECOPIER (615) 742-6293                        TELEPHONE (423) 521-6200
                                                 TELECOPIER (423) 521-6234


                                  June 17, 1998


Board of Directors
CorporateFamily Solutions, Inc.
209 Tenth Avenue, South
Suite 300
Nashville, Tennessee 37203

         RE:   CORPORATEFAMILY SOLUTIONS, INC.
               REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         We have acted as counsel to CorporateFamily Solutions, Inc., a Tennessee corporation ("CorporateFamily"), in connection with a proposed reorganization to be effected through (i) a merger (the "Merger") of CFAM Acquisition, Inc., a Tennessee corporation ("Subsidiary") and wholly owned subsidiary of Bright Horizons Family Solutions, Inc., a Delaware corporation ("BHFS"), into CorporateFamily, with CorporateFamily being the surviving corporation, and (ii) a merger (the "Bright Horizons Merger") of BRHZ Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of BHFS, with and into Bright Horizons, Inc., a Delaware corporation ("Bright Horizons"), with Bright Horizons being the surviving corporation pursuant to the terms of the Agreement and Plan of Merger dated as of April 26, 1998 between CorporateFamily and Bright Horizons (the "Merger Agreement") and as described in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission today (the "Registration Statement"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended.

         In connection with this opinion, we have examined and are familiar with originals or copies of (i) the Merger Agreement, (ii) the facts set forth in the Registration Statement, and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render the opinions below. This opinion is subject to the receipt by us prior to the Effective Date of certain written representations and covenants of CorporateFamily, BHFS and Subsidiary.

         Based upon and subject to the foregoing, in our opinion the discussion contained in the prospectus included as part of the Registration Statement (the "Prospectus") under the captions "Summary -- Certain Federal Income Tax Consequences" and "Certain Federal Income Tax Consequences," subject to the conditions and limitations set forth therein, sets forth the material Federal income tax consequences generally applicable to the Merger.


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Board of Directors
Page 2
June 17, 1998


         The opinions expressed herein are expressly premised and conditioned upon the consummation of the Merger pursuant to the terms and conditions of the Merger Agreement. Our opinions are also based upon the application of existing law to the instant transaction. You should note that future legislative changes, administrative pronouncements and judicial decisions could materially alter the conclusions reached herein. There can be no assurance that contrary positions may not be taken by the Internal Revenue Service or by the courts.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the use of our name in the Registration Statement and to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         We have rendered the foregoing opinion for the sole benefit and use of CorporateFamily, its Board of Directors and the CorporateFamily shareholders and the views herein may not be relied upon or furnished to any other person without our prior written consent.

                                          Sincerely,

                                          /s/ Bass, Berry & Sims PLC